Exhibit (a)(5)(i)

                          NOTICE OF GUARANTEED DELIVERY

                                       FOR

                        TENDER OF SHARES OF COMMON STOCK

                                       OF

                          ADVANCED NUTRACEUTICALS, INC.

                                       TO

                          ADVANCED NUTRACEUTICALS, INC.
                    (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     As set forth in Section 3 of the Offer to Purchase, dated July 26, 2005, this Notice of Guaranteed Delivery, or a facsimile hereof, must be used to accept the tender offer if:

     (a) certificates representing shares of common stock, par value $0.01 per share, of Advanced Nutraceuticals, Inc., a Texas corporation ("ANI"), cannot be delivered prior to the "expiration date" (as defined in Section 1 of the Offer to Purchase);

     (b) the procedure for book-entry transfer cannot be completed before the expiration date; or

     (c) time will not permit a properly completed and signed Letter of Transmittal, or manually signed facsimile thereof, and all other required documents to reach the Depositary referred to below before the expiration date.

     This form or a facsimile of it, signed and properly completed, may be delivered by hand, transmitted by facsimile transmission or mailed to the Depositary so that it is received by the Depositary before the expiration date. See Section 3 of the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:

                            CORPORATE STOCK TRANSFER

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

                                                                         BY HAND OR
             BY MAIL:             BY FACSIMILE TRANSMISSION:          OVERNIGHT COURIER:
     Corporate Stock Transfer   For Eligible Institutions Only:    Corporate Stock Transfer
3200 Cherry Creek Drive,                 (303) 282-5800              3200 Cherry Creek Drive,
            Suite 430                                                       Suite 430
         Denver, CO 80209                                              Denver, CO 80209

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     FOR THIS NOTICE TO BE VALIDLY DELIVERED IT MUST BE RECEIVED BY THE
DEPOSITARY AS SET FORTH ABOVE PRIOR TO THE EXPIRATION DATE. DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

     The undersigned hereby tenders the shares described below to ANI, upon the terms and subject to the conditions set forth in the Offer to Purchase, and the related Letter of Transmittal, which, as may be amended and supplemented from time to time, together constitute the tender offer, receipt of which are hereby acknowledged.

                                    ODD LOTS

     To be completed only if shares are being tendered by or on behalf of a person owning beneficially or of record, as of the close of business on July 27, 2005, and who continues to own, beneficially or of record, as of the expiration date an aggregate of fewer than 100 shares.

     The undersigned either (check one box):

     [ ] is the beneficial or of record an aggregate of fewer than 100 shares and is tendering all of those shares; or

     [ ] is a broker, dealer, commercial bank, trust company or other nominee that:

     (a) is tendering, for the beneficial owner(s) thereof, shares with respect to which it is the record owner; and

     (b) believes, based upon representations made to it by such beneficial owner(s), that each such person is the beneficial owner of an aggregate of the number of shares identified above and is tendering all of such shares.



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Number of shares of common stock:                   Name(s) of Record Holder(s):

_________________________________                   ____________________________
                                                          Please Print

Certificate Nos. (if available)   _____________________________


If shares will be delivered by book-entry transfer,          Address:
provide the following information:

                                                    ____________________________

                                                    ____________________________
                                                             Zip Code
Account Number:

________________________________


Area Code and Telephone Number:

________________________________


Signature(s):                                       Dated:  _____________, 2005

________________________________


________________________________









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                               CONDITIONAL TENDER

     A stockholder may tender shares subject to the condition that a specified minimum number of the stockholder's shares tendered pursuant to the Letter of Transmittal must be purchased if any shares tendered are purchased, all as described in the Offer to Purchase, particularly in Section 6 thereof. Unless the minimum number of shares indicated below is purchased by ANI in the tender offer, none of the shares tendered by such stockholder will be purchased. It is the responsibility of the stockholder to calculate that minimum number of shares that must be purchased if any are purchased, and ANI urges stockholders to consult their own tax advisor before completing this section. Unless this box has been checked and a minimum specified, the tender will be deemed unconditional.

[  ] Minimum number of shares that must be purchased, if any are purchased:
     ________ shares.

     If, because of proration, the minimum number of Shares designated will not be purchased, ANI may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her shares and checked this box.

[ ]  The tendered shares represent all shares held by the undersigned.

                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     The undersigned is a firm or other entity that is a member in good standing of a registered national securities exchange, or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office, branch or agency in the United States and represents that: (a) the above-named person(s) "own(s)" the shares tendered hereby within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, and (b) such tender of shares complies with Rule 14e-4, and guarantees that the Depositary will receive (i) certificates for the shares tendered hereby in proper form for transfer, or (ii) confirmation that the shares tendered hereby have been delivered pursuant to the procedure for book-entry transfer (set forth in Section 3 of the Offer to Purchase) into the Depositary's account at The Depository Trust Company, together with a properly completed and signed Letter of Transmittal (or a manually signed facsimile of it), or an Agent's Message (as described in the Offer to Purchase), and any other documents required by the Letter of Transmittal, all within three trading days after the date the Depositary receives this Notice of Guaranteed Delivery.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates representing shares to the Depositary within the time period set forth herein. Failure to do so could result in financial loss to such Eligible Institution.


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__________________________________________          ____________________________
                  NAME OF FIRM                         (AUTHORIZED SIGNATURE)


__________________________________________          ____________________________
                    ADDRESS                                   TITLE


__________________________________________          ____________________________
                   ZIP CODE                             PLEASE TYPE OR PRINT

Area Code and Telephone Number:                     Dated: _______________, 2005

__________________________________________


     DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY.
        SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL











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